As filed with the Securities and Exchange Commission on January 19, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REGENCY ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	16-1731691
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Regency GP LLC Long-Term Incentive Plan
(Full title of the plan)
William E. Joor III
Executive Vice President and Chief Legal and Administrative Officer
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Name and address of agent for service)
(214) 750-1771
(Telephone number, including area code, of agent for service)
Copy to:
Dan A. Fleckman
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered (1)	Per Unit (2)	Price (2)	Fee
Common Units of Regency Energy Partners LP	2,865,584	$27.72	$79,433,988	$8,499.44

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Common Units that become issuable under the plan by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding Common Units.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The Nasdaq Global Market on January 17, 2007 ($27.72 per unit).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
•	Our annual report on Form 10-K for the year ended December 31, 2005 (except Items 6, 7, 7a and 8 which have been updated on the Current Report on Form 8-K dated November 14, 2006);

•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 (except for Items 1, 2, and 3 which have been updated on the Current Report on Form 8-K dated November 14, 2006) and September 30, 2006;

•	Our current reports on Form 8-K filed on February 1, 2006, February 9, 2006, March 29, 2006, April 11, 2006, April 27, 2006, May 15, 2006, July 13, 2006, July 28, 2006, August 15, 2006, September 22, 2006, October 27, 2006, November 14, 2006, November 14, 2006, November 22, 2006 and November 27, 2006;

•	Our amended current reports on Form 8-K/A filed on July 17, 2006, October 25, 2006 and November 22, 2006;

•	The description of our Common Units contained in our Registration Statement on Form 8-A filed on January 24, 2006.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) (other than information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Pursuant to Section 7.7 of our limited partnership agreement, we will generally indemnify officers, affiliates and members of the board of directors of our general partner to the fullest extent permitted by law against all losses, claims, damages or similar events. Section 7.7 of our limited partnership agreement, filed as an exhibit to the prospectus included in our registration statement on Form S-1 (Registration No. 333-128332) (the “Registration Statement”), is incorporated herein by this reference. Reference is also made to Section 9 of the Underwriting Agreement filed as an exhibit to our Registration Statement in which we agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in our limited partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.
     To the extent that the indemnification provisions of our limited partnership agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

No.	Description

4.1	Regency GP LLC Long-Term Incentive Plan (previously filed as Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.2	Amended and Restated Partnership Agreement of Regency Energy Partners LP (previously filed as Exhibit 3.2 to the prospectus filed on January 31, 2006 pursuant to Rule 424(b)(4) of the Securities Act (File No. 333-128332)).

4.3	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Unit Option (previously filed as Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.4	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Restricted Unit (previously filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.5	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Phantom Unit (With DERS)(previously filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.5	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Phantom Unit (Without DERS)(previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

No.	Description

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	filed herewith
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply because the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of January, 2007.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its
general partner
By: Regency GP LLC, its
general partner

By:	/s/ James W. Hunt

Name: James W. Hunt
Title: President, Chief Executive Officer and Chairman of the Board
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Joor III and Alvin Suggs and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of January, 2007.

Signature	Title	Date

President, Chief Executive Officer and
/s/ James W. Hunt	Chairman of the Board (Principal Executive	January 18, 2007

James W. Hunt	Officer)

/s/ Stephen L. Arata	Senior Vice President and Chief Financial	January 18, 2007

Stephen L. Arata	Officer (Principal Financial Officer)

/s/ Lawrence B. Connors	Vice President, Finance and Accounting	January 18, 2007

Lawrence B. Connors	(Principal Accounting Officer)

Signature	Title	Date

/s/ Joe Colonnetta	Director	January 18, 2007

Joe Colonnetta

/s/ Jason H. Downie	Director	January 18, 2007

Jason H. Downie

	Director	January 18, 2007

A. Dean Fuller

	Director	January 18, 2007

Jack D. Furst

/s/ J. Edward Herring	Director	January 18, 2007

J. Edward Herring

	Director	January 18, 2007

Robert D. Kincaid

	Director	January 18, 2007

Gary W. Luce

/s/ Robert W. Shower	Director	January 18, 2007

Robert W. Shower

/s/ J. Otis Winters	Director	January 18, 2007

J. Otis Winters

INDEX TO EXHIBITS

No.	Description

4.1	Regency GP LLC Long-Term Incentive Plan (previously filed as Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.2	Amended and Restated Partnership Agreement of Regency Energy Partners LP (previously filed as Exhibit 3.2 to the prospectus filed on January 31, 2006 pursuant to Rule 424(b)(4) of the Securities Act (File No. 333-128332)).

4.3	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Unit Option (previously filed as Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.4	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Restricted Unit (previously filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.5	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Phantom Unit (With DERS)(previously filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

4.5	Form of Grant Agreement for the Regency GP LLC Long-Term Incentive Plan — Phantom Unit (Without DERS)(previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-128332) on October 26, 2005 and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	filed herewith